Filed Pursuant to Rule 433
                                                         File No.: 333-133028-01


                     Subject to Completion and Modification

SLC STUDENT LOAN RECEIVABLES I, INC. HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND THE OTHER DOCUMENTS SLC STUDENT LOAN RECEIVABLES I, INC. HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT SLC STUDENT LOAN RECEIVABLES I, INC. AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, SLC STUDENT LOAN RECEIVABLES I, INC., ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING 1-800-831-9146.

                                   Term Sheet

                                 $2,252,500,000

                          SLC Student Loan Trust 2006-1
                                 Issuing Entity

                      SLC Student Loan Receivables I, Inc.
                                    Depositor

                          The Student Loan Corporation
                   Sponsor, Seller, Servicer and Administrator

                         Student Loan Asset-Backed Notes

On or about June 28, 2006, the issuing entity will issue the following classes of notes:

               Original Principal                                                   Initial Public    Underwriting      Proceeds to
      Class          Amount               Interest Rate           Maturity          Offering Price      Discount       The Depositor
------------------------------------------------------------------------------------------------------------------------------------
A-1 Notes         $190,000,000      3-month LIBOR minus ____%    December 15, 2010        100%           0.1750%          99.8250%
A-2 Notes         $418,000,000      3-month LIBOR minus ____%        June 15, 2015        100%           0.1825%          99.8175%
A-3 Notes         $221,000,000      3-month LIBOR plus ____%    September 15, 2017        100%           0.2020%          99.7980%
A-4 Notes         $451,000,000      3-month LIBOR plus ____%     December 15, 2021        100%           0.2200%          99.7800%
A-5 Notes         $442,000,000      3-month LIBOR plus ____%        March 15, 2027        100%           0.2400%          99.7600%
A-6 Notes         $463,000,000      3-month LIBOR plus ____%     December 15, 2038        100%           0.2500%          99.7500%
B Notes           $ 67,500,000      3-month LIBOR plus ____%        March 15, 2039        100%           0.3000%          99.7000%

The issuing entity will make payments quarterly, beginning September 15, 2006, primarily from collections on a pool of student loans made under the Federal Family Education Loan Program (FFELP) which are consolidation student loans. Interest and principal will be paid to the applicable noteholders quarterly on the 15th of each March, June, September and December, beginning on September 15th, 2006. In general, the issuing entity will pay principal allocable to the class A notes sequentially to the class A-1 through class A-6 notes, in numeric order, until paid in full. The class B notes will not receive principal until the stepdown date, which is scheduled to occur on the earlier of (i) the distribution date in September 2012 or (ii) the first date on which no class A notes are outstanding. The class B notes will then receive principal pro rata with the class A notes, as long as a trigger event is not in effect for the related distribution date. Interest on the class B notes will be subordinate to interest, and if a class B interest subordination condition is in effect, to principal, on the class A notes and principal on the class B notes will be subordinate to both principal and interest on the class A notes. Credit enhancement for the notes consists of subordination of the class B notes to the class A notes, the reserve account and until the distribution date in September 2007, the capitalized interest account. The notes are LIBOR-based notes. A description of how LIBOR is determined appears under "Certain Information Regarding the Notes--Determination of Indices--LIBOR" in the base prospectus and "Description of the Notes--Determination of LIBOR" in the initial free-writing prospectus.

We are offering the notes through the underwriters when and if issued. Application will be made to The Irish Stock Exchange Limited for the class A notes to be admitted to the Official List and to begin trading on its regulated market. There can be no assurance that such a listing will be obtained. The issuance and settlement of the notes is not conditioned on the listing of the class A notes on The Irish Stock Exchange Limited.

We are not offering the notes in any state or other jurisdiction where the offer is prohibited.

This document constitutes a "free-writing prospectus" within the meaning of Rule 405 under the Securities Act of 1933, as amended.

The notes are asset-backed securities and are obligations of the issuing entity, which is a trust. They are not obligations of or interests in The Student Loan Corporation, the depositor or any of their affiliates. The notes are not guaranteed or insured by the United States or any governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined whether this free-writing prospectus or the base prospectus is accurate or complete. Any contrary representation is a criminal offense.

Citigroup
                              Lehman Brothers
                                                             Merrill Lynch & Co.

                                  June 21, 2006

                       THE INFORMATION IN THIS TERM SHEET

   The information contained herein refers to and supplements certain of the information contained in the Free-Writing Prospectus, dated June 18, 2006 (the "initial free-writing prospectus"). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the initial free-writing prospectus.

   This term sheet is not required to contain all information that is required to be included in the final prospectus supplement and base prospectus. The information in this term sheet is preliminary and may be superseded by an additional term sheet provided to you prior to the time you enter into a contract of sale.

   Some of the factors you should consider before making an investment in the notes are described in the initial free-writing prospectus and in the base prospectus under "Risk Factors."

                                    THE NOTES

   LIBOR Notes. The issuing entity is offering the following classes of notes, which are debt obligations of the issuing entity:

      Class A Notes:

      o Floating Rate Class A-1 Student Loan Asset-Backed Notes in the amount of $190,000,000;

      o Floating Rate Class A-2 Student Loan Asset-Backed Notes in the amount of $418,000,000;

      o Floating Rate Class A-3 Student Loan Asset-Backed Notes in the amount of $221,000,000;

      o Floating Rate Class A-4 Student Loan Asset-Backed Notes in the amount of $451,000,000;

      o Floating Rate Class A-5 Student Loan Asset-Backed Notes in the amount of $442,000,000; and

      o Floating Rate Class A-6 Student Loan Asset-Backed Notes in the amount of $463,000,000;

      Class B Notes:

      o Floating Rate Class B Student Loan Asset-Backed Notes in the amount of $67,500,000.

   Interest Rates.  The spreads to LIBOR will be set at the time of pricing.

   Dates. The closing date for this offering is anticipated to be on or about June 28, 2006. The pricing date for this offering is anticipated to be on or after June 22, 2006.

   Maturity Dates. Each class of notes will mature no later than the date set forth below for that class:

      o  The class A-1 notes will mature no later than December 15, 2010;

      o  the class A-2 notes will mature no later than June 15, 2015;

      o  the class A-3 notes will mature no later than September 15, 2017;

      o  the class A-4 notes will mature no later than December 15, 2021;

      o  the class A-5 notes will mature no later than March 15, 2027;

      o  the class A-6 notes will mature no later than December 15, 2038; and

      o  the class B notes will mature no later than March 15, 2039.

                             IDENTIFICATION NUMBERS

   The offered notes will have the following CUSIP Numbers and International Securities Identification Numbers (ISIN):

        -------------------------------------------------------------
               Class            CUSIP Numbers           ISINs
        -------------------------------------------------------------
        Class A-1 notes          784427 AA 4        US784427AA44
        -------------------------------------------------------------
        Class A-2 notes          784427 AB 2        US784427AB27
        -------------------------------------------------------------
        Class A-3 notes          784427 AC 0        US784427AC00
        -------------------------------------------------------------
        Class A-4 notes          784427 AD 8        US784427AD82
        -------------------------------------------------------------
        Class A-5 notes          784427 AE 6        US784427AE65
        -------------------------------------------------------------
        Class A-6 notes          784427 AF 3        US784427AF31
        -------------------------------------------------------------
        Class B notes            784427 AG 1        US784427AG14
        -------------------------------------------------------------

                           CAPITALIZATION OF THE TRUST

   As of the closing date, the capitalization of the trust after giving effect to the issuance of the notes before deducting expenses of the offering will be as follows:

                         Class               Capitalization
                         A-1 Notes             $190,000,000
                         A-2 Notes             $418,000,000
                         A-3 Notes             $221,000,000
                         A-4 Notes             $451,000,000
                         A-5 Notes             $442,000,000
                         A-6 Notes             $463,000,000
                         B Notes                $67,500,000
                                                -----------
                         Total               $2,252,500,000
                                             ==============

                      INFORMATION ABOUT THE ISSUING ENTITY

   Capitalized Interest Account Initial Deposit. The trust will make an initial deposit from the net proceeds of the sale of the notes into the capitalized interest account on the closing date. The deposit will be in cash or eligible investments equal to approximately $43,000,000.

   Reserve Account Initial Deposit. The trust will make an initial deposit from the net proceeds of the sale of the notes into the reserve account on the closing date. The initial deposit will be in cash or eligible investments equal to approximately $5,521,300.

   The specified reserve account balance for any distribution date will be equal to the greater of:

   o  0.25% of the Pool Balance at the end of the related  collection  period;
      and

   o  $3,312,780.

                                 USE OF PROCEEDS

   The trust will use the net proceeds of $2,247,545,230 from the sale of the notes, together with any other amount contributed by the depositor, to make the initial deposits into the reserve account and the capitalized interest account, and to purchase the trust student loans from the depositor on the closing date under the sale agreement. The depositor will then use the proceeds paid to the depositor by the trust to pay to SLC the respective purchase prices due to SLC for the trust student loans purchased by the depositor. Expenses incurred to establish the trust and issue the notes (other than fees that are due to the underwriters) are payable by the depositor. Such expenses are not paid from proceeds of the sale of the notes. Expenses to be paid by the depositor are estimated to be $1,550,000.

                                  UNDERWRITING

   The notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the notes will be ready for delivery in book-entry form only through the facilities of DTC, Clearstream and the Euroclear System, on or about June 28, 2006, against payment in immediately available funds.

   Subject to the terms and conditions in the underwriting agreement to be dated on or about the pricing date, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amounts of the notes shown opposite its name:


           Underwriter              Class A-1 Notes           Class A-2 Notes          Class A-3 Notes          Class A-4 Notes
--------------------------------   --------------------      --------------------     --------------------     --------------------
Citigroup Global Markets Inc......       $  123,500,000            $  271,700,000           $  143,650,000           $  293,150,000
Lehman Brothers Inc...............           19,000,000                41,800,000               22,100,000               45,100,000
Merrill Lynch, Pierce, Fenner &
   Smith Incorporated.............           47,500,000               104,500,000               55,250,000              112,750,000
                                   --------------------      --------------------     --------------------     --------------------
   Total........                         $  190,000,000            $  418,000,000           $  221,000,000           $  451,000,000


           Underwriter              Class A-5 Notes           Class A-6 Notes           Class B Notes
--------------------------------   ---------------------     --------------------     -------------------
Citigroup Global Markets Inc......       $   287,300,000           $  300,950,000           $  43,875,000
Lehman Brothers Inc...............            44,200,000               46,300,000               6,750,000
Merrill Lynch, Pierce, Fenner &
   Smith Incorporated.............           110,500,000              115,750,000              16,875,000
                                   ---------------------     --------------------     -------------------
   Total........                         $   442,000,000           $  463,000,000           $  67,500,000

   The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes listed above if any of the notes are purchased. The underwriters have advised the depositor that they propose initially to offer the notes to the public at the prices listed below, and to certain dealers at these prices less concessions not in excess of the concessions listed below. The underwriters may allow and such dealers may reallow concessions to other dealers not in excess of the reallowances listed below. After the initial public offering, these prices and concessions may be changed.

                                    Initial Public       Underwriting        Proceeds to
                                    Offering Price         Discount         The Depositor         Concession         Reallowance
                                  -----------------     --------------     ----------------     --------------     -----------------
Per Class A-1 Note...........           100%                     0.1750%           99.8250%             0.1050%             0.0525%
Per Class A-2 Note...........           100%                     0.1825%           99.8175%             0.1095%             0.0548%
Per Class A-3 Note...........           100%                     0.2020%           99.7980%             0.1212%             0.0606%
Per Class A-4 Note...........           100%                     0.2200%           99.7800%             0.1320%             0.0660%
Per Class A-5 Note...........           100%                     0.2400%           99.7600%             0.1440%             0.0720%
Per Class A-6 Note...........           100%                     0.2500%           99.7500%             0.1500%             0.0750%
Per Class B Note.............           100%                     0.3000%           99.7000%             0.1800%             0.0900%
   Total.....................      $ 2,252,500,000           $ 4,954,770    $ 2,247,545,230

   The prices and proceeds shown in the table do not include any accrued interest. The actual prices and proceeds will include interest, if any, from the closing date. The proceeds shown are before deducting estimated expenses of $1,550,000 payable by the depositor.

   The depositor and SLC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

   The notes are new issues of securities with no established trading market. The depositor has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

   Citigroup Global Markets Inc. is an affiliate of SLC. Affiliates of the trust expect to enter into market-making transactions in the securities and may act as principal or agent in any of these transactions. Any such purchases or sales will be made at prices related to prevailing market prices at the time of sale.

   In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with SLC, the depositor and their respective affiliates.

   The trust may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.

   During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes.

   The underwriters, for example, may over-allot the notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes than are to be sold.

   In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes. This means that if an underwriter purchases notes in the open market to reduce a broker-dealer's short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealers who sold those notes as part of the offering.

   In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of such transactions.

   Each underwriter has represented and agreed that:

   o it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity; and

   o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

   No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the prospectus, the initial free-writing prospectus, this term sheet (collectively, the "pre-pricing disclosure package"), nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands all or any part of the pre-pricing disclosure package comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver the notes or have in their possession or distribute such pre-pricing disclosure package, in all cases at their own expense.

   The depositor has not authorized any offer of the notes to the public in the United Kingdom within the meaning of the FSMA. The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

                                                                       EXHIBIT I

                PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES
                      AND EXPECTED MATURITIES OF THE NOTES

                PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES
                      AND EXPECTED MATURITIES OF THE NOTES

   Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models. The models used to calculate prepayments in this term sheet are the pricing prepayment curve ("PPC") model and the constant percentage rate ("CPR") model. The following tables show, for each class of notes, the weighted average lives, expected maturities and percentages of the original principal amount remaining at certain distribution dates based on various assumptions.

   PPC Assumptions

   The PPC model assumes that:

   o Student loans will prepay at an annual rate of 1/12th of 1.0% in the first month after origination;

   o The prepayment rate will increase by an annual rate of 1/12th of 1.0% per month up to the 119th month after origination; and

   o The monthly prepayment rate will be constant at 10% per annum in the 120th month after origination and in all subsequent months.

   This assumption is called "100% PPC." For example, at 100% PPC, student loans with a loan age of 72 months are assumed to prepay at 6.0% CPR; at 50% PPC, student loans with a loan age of 48 months are assumed to prepay at 2.0% CPR; at 200% PPC, student loans with a loan age of 96 months are assumed to prepay at 16.0% CPR; and so forth. The following table illustrates the CPR in effect for the indicated months of seasoning at various percentages of PPC.


                            Constant Prepayment Rate

                                          Number of Months Seasoning
                                ----------------------------------------------

     Percentage of PPC           24         48        72        96        120
----------------------------   ------     ------    ------    ------    ------
50%                             1.0%       2.0%       3.0%      4.0%      5.0%
100%                            2.0%       4.0%       6.0%      8.0%     10.0%
150%                            3.0%       6.0%       9.0%     12.0%     15.0%
200%                            4.0%       8.0%      12.0%     16.0%     20.0%


   CPR Assumptions

   The CPR assumes that student loans will prepay in each month according to the following formula:

   Monthly Prepayments = Balance After Scheduled Payments x (1-(1-CPR)^1/12)

   Accordingly, monthly prepayments assuming a $1000 balance after scheduled payments would be as follows for various CPR examples:

        CPR             0%          5%          7%          12%          15%
------------------  ---------   ---------   ----------  -----------  -----------
Monthly Prepayment    $0.00       $4.27        $6.03       $10.60      $13.45

   Other Assumptions

   For purposes of the PPC model and the CPR model, it is assumed, among other things, that:

   o the statistical cutoff date for the trust student loans is as of April 28, 2006;

   o  the closing date will be on June 28, 2006;

   o all trust student loans (as grouped within the "rep lines" described below) are in repayment status with accrued interest having been capitalized upon entering repayment;

   o  no trust student loan moves from repayment to any other status;

   o no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur, and all borrower payments are collected, in full, on the 1st day of each month;

   o consolidation rebate fees are paid based on the principal balance of the student loans at the beginning of the related monthly collection period and reduce the amount in the collection account that would otherwise earn investment income;

   o there are government payment delays of 60 days for interest subsidy and special allowance payments;

   o  index levels for calculation of borrower and government payments are:

   o  91-day Treasury bill rate of 4.70%; and

   o  three-month commercial paper rate of 5.04%;

   o quarterly distributions begin on September 15, 2006, and payments are made quarterly on the 15th day of every March, June, September and December thereafter, whether or not the 15th is a business day;

   o the interest rate for each class of outstanding notes is a constant rate of three-month LIBOR plus or minus the applicable spread, which on all distribution dates will be equal to:

   o  Class A-1 notes: 5.14%;

   o  Class A-2 notes: 5.17%;

   o  Class A-3 notes: 5.21%;

   o  Class A-4 notes: 5.25%;

   o  Class A-5 notes: 5.28%;

   o  Class A-6 notes: 5.33%; and

   o  Class B notes: 5.42%;

   o a servicing fee equal to 1/12th of the then outstanding principal amount of the trust student loans times 0.50% is paid monthly by the trust to the servicer;

   o the reserve account has an initial balance equal to $5,521,300 and at all times a balance equal to the greater of (1) 0.25% of the applicable Pool Balance, and (2) $3,312,780;

   o  the collection account has an initial current balance equal to $0;

   o the capitalized interest account has an initial balance equal to $43,000,000 and on the September 2007 distribution date, that amount will be included in Available Funds;

   o all payments are assumed to be made at the end of the month and amounts on deposit in the collection account, reserve account and capitalized interest account, including reinvestment income earned in the previous month, net of servicing fees and consolidation rebate fees, are reinvested in eligible investments at the assumed reinvestment rate of 4.50% per annum through the end of the collection period and, reinvestment earnings are available for distribution from the prior collection period;

   o  the average loan age is 4 months;

   o prepayments on the trust student loans are applied monthly in accordance with PPC or CPR, as the case may be, as described above;

   o an optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the initial Pool Balance; and

   o the pool of trust student loans consists of 663 representative loans ("rep lines"), which have been created for modeling purposes from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term.

   The following tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than implied by the information in here, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the assumed characteristics, remaining terms and loan ages.

   The PPC Model

   The PPC model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay at any constant percentage of PPC, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

   This model shows the weighted average remaining lives and expected maturity dates of the notes at each payment date under various PPC scenarios.

         Weighted Average Lives and Expected Maturity Dates of the Notes
                          At Various PPC Percentages(1)

     Weighted
   Average Life
     (years)(2)              0%                     50%                   100%                  150%                   200%
-------------------    ------------------     ------------------      -----------------     -----------------     ------------------
Class A-1 notes....         1.10                   1.05                   1.00                  0.96                   0.92
Class A-2 notes....         4.03                   3.39                   3.00                  2.72                   2.52
Class A-3 notes....         7.18                   5.78                   5.00                  4.47                   4.08
Class A-4 notes....        10.40                   8.23                   7.00                  6.19                   5.61
Class A-5 notes....        15.07                  11.89                  10.00                  8.78                   7.91
Class A-6 notes....        21.00                  17.07                  14.37                 12.48                  11.11
Class B notes .....        14.36                  12.15                  10.78                  9.85                   9.18


      Expected
    Maturity Date            0%                     50%                   100%                  150%                   200%
-------------------    ------------------     ------------------      -----------------     -----------------     ------------------
Class A-1 notes....         June 15, 2008         March 15, 2008      December 15, 2007     December 15, 2007      December 15, 2007
Class A-2 notes....    September 15, 2012          June 15, 2011      December 15, 2010         June 15, 2010      December 15, 2009
Class A-3 notes....    September 15, 2014      December 15, 2012         March 15, 2012         June 15, 2011      December 15, 2010
Class A-4 notes....     December 15, 2018          June 15, 2016      December 15, 2014     December 15, 2013         March 15, 2013
Class A-5 notes....        March 15, 2024     September 15, 2020          June 15, 2018     December 15, 2016     September 15, 2015
Class A-6 notes....     December 15, 2028     September 15, 2024      December 15, 2021     December 15, 2019          June 15, 2018
Class B notes......     December 15, 2028     September 15, 2024      December 15, 2021     December 15, 2019          June 15, 2018


-------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the date on which the Pool Balance falls below 10% of the initial Pool Balance.

(2) The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

                                 Class A-1 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various PPC Percentages(1)

 Distribution Date       0%          50%        100%        150%        200%
------------------   ----------  ----------  ----------  ---------- ------------
Closing Date......      100%        100%        100%        100%        100%
March 2007........       72%         70%         67%         64%         62%
March 2008........       1%          0%          0%          0%          0%
March 2009........       0%          0%          0%          0%          0%
March 2010........       0%          0%          0%          0%          0%
March 2011........       0%          0%          0%          0%          0%
March 2012........       0%          0%          0%          0%          0%
March 2013........       0%          0%          0%          0%          0%
March 2014........       0%          0%          0%          0%          0%
March 2015........       0%          0%          0%          0%          0%
March 2016........       0%          0%          0%          0%          0%
March 2017........       0%          0%          0%          0%          0%
March 2018........       0%          0%          0%          0%          0%
March 2019........       0%          0%          0%          0%          0%
March 2020........       0%          0%          0%          0%          0%
March 2021........       0%          0%          0%          0%          0%
March 2022........       0%          0%          0%          0%          0%
March 2023........       0%          0%          0%          0%          0%
March 2024........       0%          0%          0%          0%          0%
March 2025........       0%          0%          0%          0%          0%
March 2026........       0%          0%          0%          0%          0%
March 2027........       0%          0%          0%          0%          0%
March 2028........       0%          0%          0%          0%          0%
March 2029........       0%          0%          0%          0%          0%
March 2030........       0%          0%          0%          0%          0%
March 2031........       0%          0%          0%          0%          0%
March 2032........       0%          0%          0%          0%          0%
March 2033........       0%          0%          0%          0%          0%
March 2034........       0%          0%          0%          0%          0%
March 2035........       0%          0%          0%          0%          0%

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the initial Pool Balance.

                                 Class A-2 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various PPC Percentages(1)

 Distribution Date       0%          50%        100%        150%        200%
------------------   ----------  ----------  ----------  ---------- ------------
Closing Date......      100%        100%        100%        100%        100%
March 2007........      100%        100%        100%        100%        100%
March 2008........      100%         95%         90%         86%         81%
March 2009........       78%         67%         57%         46%         36%
March 2010........       55%         37%         20%         3%          0%
March 2011........       31%         5%          0%          0%          0%
March 2012........       7%          0%          0%          0%          0%
March 2013........       0%          0%          0%          0%          0%
March 2014........       0%          0%          0%          0%          0%
March 2015........       0%          0%          0%          0%          0%
March 2016........       0%          0%          0%          0%          0%
March 2017........       0%          0%          0%          0%          0%
March 2018........       0%          0%          0%          0%          0%
March 2019........       0%          0%          0%          0%          0%
March 2020........       0%          0%          0%          0%          0%
March 2021........       0%          0%          0%          0%          0%
March 2022........       0%          0%          0%          0%          0%
March 2023........       0%          0%          0%          0%          0%
March 2024........       0%          0%          0%          0%          0%
March 2025........       0%          0%          0%          0%          0%
March 2026........       0%          0%          0%          0%          0%
March 2027........       0%          0%          0%          0%          0%
March 2028........       0%          0%          0%          0%          0%
March 2029........       0%          0%          0%          0%          0%
March 2030........       0%          0%          0%          0%          0%
March 2031........       0%          0%          0%          0%          0%
March 2032........       0%          0%          0%          0%          0%
March 2033........       0%          0%          0%          0%          0%
March 2034........       0%          0%          0%          0%          0%
March 2035........       0%          0%          0%          0%          0%

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the initial Pool Balance.

                                 Class A-3 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various PPC Percentages(1)

 Distribution Date       0%          50%        100%        150%        200%
------------------   ----------  ----------  ----------  ---------- ------------
Closing Date......      100%        100%        100%        100%        100%
March 2007........      100%        100%        100%        100%        100%
March 2008........      100%        100%        100%        100%        100%
March 2009........      100%        100%        100%        100%        100%
March 2010........      100%        100%        100%        100%         74%
March 2011........      100%        100%         62%         17%         0%
March 2012........      100%         46%         0%          0%          0%
March 2013........       66%         0%          0%          0%          0%
March 2014........       19%         0%          0%          0%          0%
March 2015........       0%          0%          0%          0%          0%
March 2016........       0%          0%          0%          0%          0%
March 2017........       0%          0%          0%          0%          0%
March 2018........       0%          0%          0%          0%          0%
March 2019........       0%          0%          0%          0%          0%
March 2020........       0%          0%          0%          0%          0%
March 2021........       0%          0%          0%          0%          0%
March 2022........       0%          0%          0%          0%          0%
March 2023........       0%          0%          0%          0%          0%
March 2024........       0%          0%          0%          0%          0%
March 2025........       0%          0%          0%          0%          0%
March 2026........       0%          0%          0%          0%          0%
March 2027........       0%          0%          0%          0%          0%
March 2028........       0%          0%          0%          0%          0%
March 2029........       0%          0%          0%          0%          0%
March 2030........       0%          0%          0%          0%          0%
March 2031........       0%          0%          0%          0%          0%
March 2032........       0%          0%          0%          0%          0%
March 2033........       0%          0%          0%          0%          0%
March 2034........       0%          0%          0%          0%          0%
March 2035........       0%          0%          0%          0%          0%

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the initial Pool Balance.

                                 Class A-4 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various PPC Percentages(1)

 Distribution Date       0%          50%        100%        150%        200%
------------------   ----------  ----------  ----------  ---------- ------------
Closing Date......      100%        100%        100%        100%        100%
March 2007........      100%        100%        100%        100%        100%
March 2008........      100%        100%        100%        100%        100%
March 2009........      100%        100%        100%        100%        100%
March 2010........      100%        100%        100%        100%        100%
March 2011........      100%        100%        100%        100%         87%
March 2012........      100%        100%         92%         64%         38%
March 2013........      100%         92%         56%         23%         0%
March 2014........      100%         61%         20%         0%          0%
March 2015........       86%         31%         0%          0%          0%
March 2016........       63%         3%          0%          0%          0%
March 2017........       40%         0%          0%          0%          0%
March 2018........       17%         0%          0%          0%          0%
March 2019........       0%          0%          0%          0%          0%
March 2020........       0%          0%          0%          0%          0%
March 2021........       0%          0%          0%          0%          0%
March 2022........       0%          0%          0%          0%          0%
March 2023........       0%          0%          0%          0%          0%
March 2024........       0%          0%          0%          0%          0%
March 2025........       0%          0%          0%          0%          0%
March 2026........       0%          0%          0%          0%          0%
March 2027........       0%          0%          0%          0%          0%
March 2028........       0%          0%          0%          0%          0%
March 2029........       0%          0%          0%          0%          0%
March 2030........       0%          0%          0%          0%          0%
March 2031........       0%          0%          0%          0%          0%
March 2032........       0%          0%          0%          0%          0%
March 2033........       0%          0%          0%          0%          0%
March 2034........       0%          0%          0%          0%          0%
March 2035........       0%          0%          0%          0%          0%

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the initial Pool Balance.

                                 Class A-5 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various PPC Percentages(1)

 Distribution Date       0%          50%        100%        150%        200%
------------------   ----------  ----------  ----------  ---------- ------------
Closing Date......      100%        100%        100%        100%        100%
March 2007........      100%        100%        100%        100%        100%
March 2008........      100%        100%        100%        100%        100%
March 2009........      100%        100%        100%        100%        100%
March 2010........      100%        100%        100%        100%        100%
March 2011........      100%        100%        100%        100%        100%
March 2012........      100%        100%        100%        100%        100%
March 2013........      100%        100%        100%        100%         93%
March 2014........      100%        100%        100%         83%         51%
March 2015........      100%        100%         85%         46%         15%
March 2016........      100%        100%         53%         14%         0%
March 2017........      100%         74%         25%         0%          0%
March 2018........      100%         49%         1%          0%          0%
March 2019........       94%         26%         0%          0%          0%
March 2020........       73%         7%          0%          0%          0%
March 2021........       52%         0%          0%          0%          0%
March 2022........       35%         0%          0%          0%          0%
March 2023........       17%         0%          0%          0%          0%
March 2024........       0%          0%          0%          0%          0%
March 2025........       0%          0%          0%          0%          0%
March 2026........       0%          0%          0%          0%          0%
March 2027........       0%          0%          0%          0%          0%
March 2028........       0%          0%          0%          0%          0%
March 2029........       0%          0%          0%          0%          0%
March 2030........       0%          0%          0%          0%          0%
March 2031........       0%          0%          0%          0%          0%
March 2032........       0%          0%          0%          0%          0%
March 2033........       0%          0%          0%          0%          0%
March 2034........       0%          0%          0%          0%          0%
March 2035........       0%          0%          0%          0%          0%

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the initial Pool Balance.

                                 Class A-6 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various PPC Percentages(1)

 Distribution Date       0%          50%        100%        150%        200%
------------------   ----------  ----------  ----------  ---------- ------------
Closing Date......      100%        100%        100%        100%        100%
March 2007........      100%        100%        100%        100%        100%
March 2008........      100%        100%        100%        100%        100%
March 2009........      100%        100%        100%        100%        100%
March 2010........      100%        100%        100%        100%        100%
March 2011........      100%        100%        100%        100%        100%
March 2012........      100%        100%        100%        100%        100%
March 2013........      100%        100%        100%        100%        100%
March 2014........      100%        100%        100%        100%        100%
March 2015........      100%        100%        100%        100%        100%
March 2016........      100%        100%        100%        100%         85%
March 2017........      100%        100%        100%         88%         62%
March 2018........      100%        100%        100%         68%         45%
March 2019........      100%        100%         81%         52%         0%
March 2020........      100%        100%         66%         0%          0%
March 2021........      100%         89%         52%         0%          0%
March 2022........      100%         76%         0%          0%          0%
March 2023........      100%         63%         0%          0%          0%
March 2024........       99%         50%         0%          0%          0%
March 2025........       79%         0%          0%          0%          0%
March 2026........       70%         0%          0%          0%          0%
March 2027........       61%         0%          0%          0%          0%
March 2028........       51%         0%          0%          0%          0%
March 2029........       0%          0%          0%          0%          0%
March 2030........       0%          0%          0%          0%          0%
March 2031........       0%          0%          0%          0%          0%
March 2032........       0%          0%          0%          0%          0%
March 2033........       0%          0%          0%          0%          0%
March 2034........       0%          0%          0%          0%          0%
March 2035........       0%          0%          0%          0%          0%

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the initial Pool Balance.

                                  Class B Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various PPC Percentages(1)

 Distribution Date       0%          50%        100%        150%        200%
------------------   ----------  ----------  ----------  ---------- ------------
Closing Date......      100%        100%        100%        100%        100%
March 2007........      100%        100%        100%        100%        100%
March 2008........      100%        100%        100%        100%        100%
March 2009........      100%        100%        100%        100%        100%
March 2010........      100%        100%        100%        100%        100%
March 2011........      100%        100%        100%        100%        100%
March 2012........      100%        100%        100%        100%        100%
March 2013........       95%         93%         90%         88%         86%
March 2014........       88%         83%         78%         74%         67%
March 2015........       82%         74%         67%         58%         52%
March 2016........       75%         64%         54%         46%         38%
March 2017........       69%         56%         45%         36%         28%
March 2018........       62%         48%         36%         27%         20%
March 2019........       56%         41%         29%         21%         0%
March 2020........       50%         35%         24%         0%          0%
March 2021........       44%         29%         19%         0%          0%
March 2022........       39%         25%         0%          0%          0%
March 2023........       34%         20%         0%          0%          0%
March 2024........       29%         16%         0%          0%          0%
March 2025........       23%         0%          0%          0%          0%
March 2026........       21%         0%          0%          0%          0%
March 2027........       18%         0%          0%          0%          0%
March 2028........       15%         0%          0%          0%          0%
March 2029........       0%          0%          0%          0%          0%
March 2030........       0%          0%          0%          0%          0%
March 2031........       0%          0%          0%          0%          0%
March 2032........       0%          0%          0%          0%          0%
March 2033........       0%          0%          0%          0%          0%
March 2034........       0%          0%          0%          0%          0%
March 2035........       0%          0%          0%          0%          0%

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the initial Pool Balance.

   The CPR Model

   The CPR is stated as an annualized rate and is calculated as the percentage of principal outstanding at the beginning of a period (after applying scheduled payments) that prepays during that period.

   The CPR model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay at any constant CPR, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

   The below models show the weighted average remaining lives and expected maturity dates of the notes at each payment date under various CPR scenarios.

          Weighted Average Lives and Expected Maturity Dates of the Notes
                               at Various CPRs(1)

      Weighted
    Average Life
     (years)(2)               0%                     4%                     8%                    12%                   16%
--------------------    ---------------       ---------------         ---------------       ---------------      ----------------
Class A-1 notes.....             1.10                    0.76                   0.57                  0.47                  0.39
Class A-2 notes.....             4.03                    2.31                   1.64                  1.29                  1.07
Class A-3 notes.....             7.18                    4.38                   3.05                  2.32                  1.87
Class A-4 notes.....            10.40                    6.88                   4.90                  3.75                  3.01
Class A-5 notes.....            15.07                   11.00                   8.21                  6.34                  5.08
Class A-6 notes.....            21.00                   16.70                  13.39                 10.78                  8.85
Class B notes.......            14.36                   12.21                  10.70                  9.52                  8.59


      Expected
    Maturity Date             0%                     4%                     8%                    12%                   16%
--------------------    ------------------     ------------------     ------------------    ------------------    ------------------
Class A-1 notes.....         June 15, 2008     September 15, 2007          June 15, 2007        March 15, 2007        March 15, 2007
Class A-2 notes.....    September 15, 2012         March 15, 2010      December 15, 2008         June 15, 2008     December 15, 2007
Class A-3 notes.....    September 15, 2014     September 15, 2011         March 15, 2010        March 15, 2009    September 15, 2008
Class A-4 notes.....     December 15, 2018         March 15, 2015     September 15, 2012         June 15, 2011         June 15, 2010
Class A-5 notes.....        March 15, 2024      December 15, 2019      December 15, 2016    September 15, 2014     December 15, 2012
Class A-6 notes.....     December 15, 2028          June 15, 2024         March 15, 2021         June 15, 2018         June 15, 2016
Class B notes.......     December 15, 2028          June 15, 2024         March 15, 2021         June 15, 2018         June 15, 2016


------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the date on which the Pool Balance falls below 10% of the initial Pool Balance.

(2) The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

                                 Class A-1 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CPR Percentages(1)

Distribution Date        0%          4%          8%          12%         16%
------------------   ----------  ----------  ----------  ---------- ------------
Closing Date......      100%        100%        100%        100%        100%
March 2007........       72%         42%         10%         0%          0%
March 2008........       1%          0%          0%          0%          0%
March 2009........       0%          0%          0%          0%          0%
March 2010........       0%          0%          0%          0%          0%
March 2011........       0%          0%          0%          0%          0%
March 2012........       0%          0%          0%          0%          0%
March 2013........       0%          0%          0%          0%          0%
March 2014........       0%          0%          0%          0%          0%
March 2015........       0%          0%          0%          0%          0%
March 2016........       0%          0%          0%          0%          0%
March 2017........       0%          0%          0%          0%          0%
March 2018........       0%          0%          0%          0%          0%
March 2019........       0%          0%          0%          0%          0%
March 2020........       0%          0%          0%          0%          0%
March 2021........       0%          0%          0%          0%          0%
March 2022........       0%          0%          0%          0%          0%
March 2023........       0%          0%          0%          0%          0%
March 2024........       0%          0%          0%          0%          0%
March 2025........       0%          0%          0%          0%          0%
March 2026........       0%          0%          0%          0%          0%
March 2027........       0%          0%          0%          0%          0%
March 2028........       0%          0%          0%          0%          0%
March 2029........       0%          0%          0%          0%          0%
March 2030........       0%          0%          0%          0%          0%
March 2031........       0%          0%          0%          0%          0%
March 2032........       0%          0%          0%          0%          0%
March 2033........       0%          0%          0%          0%          0%
March 2034........       0%          0%          0%          0%          0%
March 2035........       0%          0%          0%          0%          0%

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the initial Pool Balance.

                                 Class A-2 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CPR Percentages(1)

Distribution Date        0%          4%          8%          12%         16%
------------------   ----------  ----------  ----------  ---------- ------------
Closing Date......      100%        100%        100%        100%        100%
March 2007........      100%        100%        100%         90%         75%
March 2008........      100%         68%         36%         5%          0%
March 2009........       78%         29%         0%          0%          0%
March 2010........       55%         0%          0%          0%          0%
March 2011........       31%         0%          0%          0%          0%
March 2012........        7%         0%          0%          0%          0%
March 2013........       0%          0%          0%          0%          0%
March 2014........       0%          0%          0%          0%          0%
March 2015........       0%          0%          0%          0%          0%
March 2016........       0%          0%          0%          0%          0%
March 2017........       0%          0%          0%          0%          0%
March 2018........       0%          0%          0%          0%          0%
March 2019........       0%          0%          0%          0%          0%
March 2020........       0%          0%          0%          0%          0%
March 2021........       0%          0%          0%          0%          0%
March 2022........       0%          0%          0%          0%          0%
March 2023........       0%          0%          0%          0%          0%
March 2024........       0%          0%          0%          0%          0%
March 2025........       0%          0%          0%          0%          0%
March 2026........       0%          0%          0%          0%          0%
March 2027........       0%          0%          0%          0%          0%
March 2028........       0%          0%          0%          0%          0%
March 2029........       0%          0%          0%          0%          0%
March 2030........       0%          0%          0%          0%          0%
March 2031........       0%          0%          0%          0%          0%
March 2032........       0%          0%          0%          0%          0%
March 2033........       0%          0%          0%          0%          0%
March 2034........       0%          0%          0%          0%          0%
March 2035........       0%          0%          0%          0%          0%

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the initial Pool Balance.

                                 Class A-3 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CPR Percentages(1)

Distribution Date        0%          4%          8%          12%         16%
------------------   ----------  ----------  ----------  ---------- ------------
Closing Date......      100%        100%        100%        100%        100%
March 2007........      100%        100%        100%        100%        100%
March 2008........      100%        100%        100%        100%         53%
March 2009........      100%        100%         69%         0%          0%
March 2010........      100%         86%         0%          0%          0%
March 2011........      100%         20%         0%          0%          0%
March 2012........      100%         0%          0%          0%          0%
March 2013........       66%         0%          0%          0%          0%
March 2014........       19%         0%          0%          0%          0%
March 2015........       0%          0%          0%          0%          0%
March 2016........       0%          0%          0%          0%          0%
March 2017........       0%          0%          0%          0%          0%
March 2018........       0%          0%          0%          0%          0%
March 2019........       0%          0%          0%          0%          0%
March 2020........       0%          0%          0%          0%          0%
March 2021........       0%          0%          0%          0%          0%
March 2022........       0%          0%          0%          0%          0%
March 2023........       0%          0%          0%          0%          0%
March 2024........       0%          0%          0%          0%          0%
March 2025........       0%          0%          0%          0%          0%
March 2026........       0%          0%          0%          0%          0%
March 2027........       0%          0%          0%          0%          0%
March 2028........       0%          0%          0%          0%          0%
March 2029........       0%          0%          0%          0%          0%
March 2030........       0%          0%          0%          0%          0%
March 2031........       0%          0%          0%          0%          0%
March 2032........       0%          0%          0%          0%          0%
March 2033........       0%          0%          0%          0%          0%
March 2034........       0%          0%          0%          0%          0%
March 2035........       0%          0%          0%          0%          0%

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the initial Pool Balance.

                                 Class A-4 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CPR Percentages(1)

Distribution Date        0%          4%          8%          12%         16%
------------------   ----------  ----------  ----------  ---------- ------------
Closing Date......      100%        100%        100%        100%        100%
March 2007........      100%        100%        100%        100%        100%
March 2008........      100%        100%        100%        100%        100%
March 2009........      100%        100%        100%         95%         59%
March 2010........      100%        100%         90%         44%         4%
March 2011........      100%        100%         51%         1%          0%
March 2012........      100%         79%         16%         0%          0%
March 2013........      100%         50%         0%          0%          0%
March 2014........      100%         23%         0%          0%          0%
March 2015........       86%         0%          0%          0%          0%
March 2016........       63%         0%          0%          0%          0%
March 2017........       40%         0%          0%          0%          0%
March 2018........       17%         0%          0%          0%          0%
March 2019........       0%          0%          0%          0%          0%
March 2020........       0%          0%          0%          0%          0%
March 2021........       0%          0%          0%          0%          0%
March 2022........       0%          0%          0%          0%          0%
March 2023........       0%          0%          0%          0%          0%
March 2024........       0%          0%          0%          0%          0%
March 2025........       0%          0%          0%          0%          0%
March 2026........       0%          0%          0%          0%          0%
March 2027........       0%          0%          0%          0%          0%
March 2028........       0%          0%          0%          0%          0%
March 2029........       0%          0%          0%          0%          0%
March 2030........       0%          0%          0%          0%          0%
March 2031........       0%          0%          0%          0%          0%
March 2032........       0%          0%          0%          0%          0%
March 2033........       0%          0%          0%          0%          0%
March 2034........       0%          0%          0%          0%          0%
March 2035........       0%          0%          0%          0%          0%

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the initial Pool Balance.

                                 Class A-5 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CPR Percentages(1)

Distribution Date        0%          4%          8%          12%         16%
------------------   ----------  ----------  ----------  ---------- ------------
Closing Date......      100%        100%        100%        100%        100%
March 2007........      100%        100%        100%        100%        100%
March 2008........      100%        100%        100%        100%        100%
March 2009........      100%        100%        100%        100%        100%
March 2010........      100%        100%        100%        100%        100%
March 2011........      100%        100%        100%        100%         57%
March 2012........      100%        100%        100%         63%         20%
March 2013........      100%        100%         85%         33%         0%
March 2014........      100%        100%         57%         8%          0%
March 2015........      100%         98%         33%         0%          0%
March 2016........      100%         74%         12%         0%          0%
March 2017........      100%         52%         0%          0%          0%
March 2018........      100%         31%         0%          0%          0%
March 2019........       94%         12%         0%          0%          0%
March 2020........       73%         0%          0%          0%          0%
March 2021........       52%         0%          0%          0%          0%
March 2022........       35%         0%          0%          0%          0%
March 2023........       17%         0%          0%          0%          0%
March 2024........       0%          0%          0%          0%          0%
March 2025........       0%          0%          0%          0%          0%
March 2026........       0%          0%          0%          0%          0%
March 2027........       0%          0%          0%          0%          0%
March 2028........       0%          0%          0%          0%          0%
March 2029........       0%          0%          0%          0%          0%
March 2030........       0%          0%          0%          0%          0%
March 2031........       0%          0%          0%          0%          0%
March 2032........       0%          0%          0%          0%          0%
March 2033........       0%          0%          0%          0%          0%
March 2034........       0%          0%          0%          0%          0%
March 2035........       0%          0%          0%          0%          0%

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the initial Pool Balance.

                                 Class A-6 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CPR Percentages(1)

Distribution Date        0%          4%          8%          12%         16%
------------------   ----------  ----------  ----------  ---------- ------------
Closing Date......      100%        100%        100%        100%        100%
March 2007........      100%        100%        100%        100%        100%
March 2008........      100%        100%        100%        100%        100%
March 2009........      100%        100%        100%        100%        100%
March 2010........      100%        100%        100%        100%        100%
March 2011........      100%        100%        100%        100%        100%
March 2012........      100%        100%        100%        100%        100%
March 2013........      100%        100%        100%        100%         93%
March 2014........      100%        100%        100%        100%         73%
March 2015........      100%        100%        100%         87%         57%
March 2016........      100%        100%        100%         71%         44%
March 2017........      100%        100%         93%         57%         0%
March 2018........      100%        100%         78%         45%         0%
March 2019........      100%        100%         64%         0%          0%
March 2020........      100%         96%         53%         0%          0%
March 2021........      100%         81%         0%          0%          0%
March 2022........      100%         70%         0%          0%          0%
March 2023........      100%         58%         0%          0%          0%
March 2024........       99%         47%         0%          0%          0%
March 2025........       79%         0%          0%          0%          0%
March 2026........       70%         0%          0%          0%          0%
March 2027........       61%         0%          0%          0%          0%
March 2028........       51%         0%          0%          0%          0%
March 2029........       0%          0%          0%          0%          0%
March 2030........       0%          0%          0%          0%          0%
March 2031........       0%          0%          0%          0%          0%
March 2032........       0%          0%          0%          0%          0%
March 2033........       0%          0%          0%          0%          0%
March 2034........       0%          0%          0%          0%          0%
March 2035........       0%          0%          0%          0%          0%

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the initial Pool Balance.

                                  Class B Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CPR Percentages(1)

Distribution Date        0%          4%          8%          12%         16%
------------------   ----------  ----------  ----------  ---------- ------------
Closing Date......      100%        100%        100%        100%        100%
March 2007........      100%        100%        100%        100%        100%
March 2008........      100%        100%        100%        100%        100%
March 2009........      100%        100%        100%        100%        100%
March 2010........      100%        100%        100%        100%        100%
March 2011........      100%        100%        100%        100%        100%
March 2012........      100%        100%        100%        100%        100%
March 2013........       95%         92%         89%         86%         83%
March 2014........       88%         82%         76%         71%         65%
March 2015........       82%         73%         65%         58%         51%
March 2016........       75%         64%         55%         47%         39%
March 2017........       69%         56%         46%         37%         0%
March 2018........       62%         49%         38%         30%         0%
March 2019........       56%         42%         32%         0%          0%
March 2020........       50%         36%         26%         0%          0%
March 2021........       44%         31%         0%          0%          0%
March 2022........       39%         26%         0%          0%          0%
March 2023........       34%         22%         0%          0%          0%
March 2024........       29%         18%         0%          0%          0%
March 2025........       23%         0%          0%          0%          0%
March 2026........       21%         0%          0%          0%          0%
March 2027........       18%         0%          0%          0%          0%
March 2028........       15%         0%          0%          0%          0%
March 2029........       0%          0%          0%          0%          0%
March 2030........       0%          0%          0%          0%          0%
March 2031........       0%          0%          0%          0%          0%
March 2032........       0%          0%          0%          0%          0%
March 2033........       0%          0%          0%          0%          0%
March 2034........       0%          0%          0%          0%          0%
March 2035........       0%          0%          0%          0%          0%

------------------

      (1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the initial Pool Balance.

                                 $2,252,500,000

                          SLC Student Loan Trust 2006-1
                                 Issuing Entity

                      SLC Student Loan Receivables I, Inc.
                                    Depositor

                          The Student Loan Corporation
                   Sponsor, Seller, Servicer and Administrator

                         Student Loan Asset-Backed Notes

            ---------------------------------------------------------
                                   TERM SHEET
            ---------------------------------------------------------

           Citigroup
                               Lehman Brothers
                                                    Merrill Lynch & Co.

                                  June 21, 2006